Exhibit 99.1

Signing Day Sports Files Audited Financial Statements for 2023 and 2022, Along With Unaudited Financial Statements for the Nine Months Ending September 30, 2024 and 2023, for Dear Cashmere Group Holding Company (d/b/a Swifty Global), and Pro Forma Financial Statements Related to Its Planned Acquisition of Swifty Global

SCOTTSDALE, Arizona, February 21, 2025 - Signing Day Sports, Inc. (“Signing Day Sports” or the “Company”) (NYSE American: SGN), the developer of the Signing Day Sports app and platform to aid high school athletes in the recruitment process, today announced the filing of the audited financial statements of Dear Cashmere Group Holding Company (OTC: DRCR), doing business as Swifty Global (“Swifty Global”), as of and for the fiscal years ended December 31, 2023 and 2022, and the unaudited financial statements of Swifty Global as of and for the nine months ended September 30, 2024 and 2023, as exhibits to a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 20, 2025 (the “Form 8-K”), in connection with the recently announced executed Stock Purchase Agreement (the “Purchase Agreement”) to acquire 99.13% of the issued and outstanding capital stock of Swifty Global.

In addition, the Company filed unaudited pro forma financial statements with the Form 8-K. The pro forma financial statements are intended to represent the combination of the financial position and results of Signing Day Sports and Swifty Global as of September 30, 2024 and for the year ended December 31, 2023 and the first nine months of 2024.

Highlights of Swifty Global for Fiscal Years 2023 and 2022:

●	Net gaming revenues were approximately $8.7 million for the fiscal year ended December 31, 2023, compared to approximately $2.4 million for the comparable 2022 period.

●	Operating expenses were approximately $5.9 million for the fiscal year ended December 31, 2023, compared to approximately $2.0 million for the comparable 2022 period.

●	Income from operations was approximately $2.9 million for the fiscal year ended December 31, 2023, compared to approximately $0.4 million for the comparable 2022 period.

●	Net income was approximately $2.4 million for the fiscal year ended December 31, 2023, compared to approximately $0.4 million for the comparable 2022 period.

Highlights of Swifty Global for the Nine Months Ended September 30, 2024 and 2023:

●	Net gaming revenue was approximately $5.1 million for the nine months ended September 30, 2024, compared to approximately $6.9 million for the comparable 2023 period.

●	Operating expenses were approximately $4.5 million for the nine months ended September 30, 2024, compared to approximately $6.4 million for the comparable 2023 period.

●	Income from operations was approximately $0.6 million for the nine months ended September 30, 2024, compared to approximately $0.5 million for the comparable 2023 period.

●	Net income was approximately $0.6 million for the nine months ended September 30, 2024, compared to approximately $0.4 million for the comparable 2023 period.

Pro Forma Combined Financial Highlights for Fiscal Year 2023:

●	Pro forma combined total net revenues were approximately $9.0 million for the fiscal year ended December 31, 2023.

●	Pro forma combined cost of revenues was approximately $0.04 million for the fiscal year ended December 31, 2023.

●	Pro forma combined gross profit was approximately $9.0 million for the fiscal year ended December 31, 2023.

●	Pro forma combined total operating expense was approximately $10.9 million for the fiscal year ended December 31, 2023.

●	Pro forma combined net loss from operations was approximately $1.9 million for the fiscal year ended December 31, 2023.

●	Pro forma combined net loss was approximately $3.0 million for the fiscal year ended December 31, 2023.

Pro Forma Combined Financial Highlights for the Nine Months Ended September 30, 2024:

●	Pro forma combined total net revenues were approximately $5.6 million for the nine months ended September 30, 2024.

●	Pro forma combined cost of revenues was approximately $0.2 million for the nine months ended September 30, 2024.

●	Pro forma combined gross profit was approximately $5.5 million for the nine months ended September 30, 2024.

●	Pro forma combined total operating expense was approximately $9.4 million for the nine months ended September 30, 2024.

●	Pro forma combined net loss from operations was approximately $3.9 million for the nine months ended September 30, 2024.

●	Pro forma combined net loss was approximately $4.8 million for the nine months ended September 30, 2024.

Swifty Group’s historical financial statements and the pro forma combined financial statements are filed as Exhibits 99.2 and 99.3 and Exhibit 99.4 to the Form 8-K, respectively. To review these financial statements, please refer to the Form 8-K, which is available at the SEC’s website at www.sec.gov.

The unaudited pro forma condensed combined financial statements of the Company and Swifty Global are not intended to represent or be indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Company and Swifty Global been a combined company during the specified periods. The pro forma adjustments are based on the information available at the date of the Form 8-K, with which they are filed, and reflect preliminary estimates of purchase consideration and fair value of the net assets acquired. The unaudited pro forma condensed combined financial statements, including the footnotes that accompany them, which are filed as Exhibit 99.1 to the Form 8-K, are qualified in their entirety by reference to and should be read in connection with the historical consolidated financial statements of Swifty Global included as Exhibits 99.2 and 99.3 to the Form 8-K, and the historical consolidated financial statements of the Company as set forth in its Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 29, 2024, and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, as filed with the SEC on November 14, 2024.

Daniel Nelson, CEO of Signing Day Sports, commented: “Taking this step is important to the shared goal of bringing this acquisition together. Together, we expect to push the boundaries of innovation between Swifty Global and Signing Day Sports, extend our reach in established and emerging markets, and deliver greater value to our customers and stakeholders.”

About Signing Day Sports, Inc.

Signing Day Sports’ mission is to help student-athletes achieve their goal of playing college sports. Signing Day Sports’ app allows student-athletes to build their Signing Day Sports’ recruitment profile, which includes information college coaches need to evaluate and verify them through video technology. For more information on Signing Day Sports, go to https://bit.ly/SigningDaySports.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, including without limitation, the Company’s ability to complete the acquisition of Swifty Global and integrate its business, the ability of the parties to the Purchase Agreement to obtain all necessary consents and approvals in connection with the acquisition, including clearance from The Nasdaq Stock Market LLC of an initial listing application and stockholder approval of the matters to be voted on at a stockholders’ meeting to approve matters required to be approved in connection with the Purchase Agreement, the Company’s ability to obtain sufficient funding to maintain operations and develop additional services and offerings, market acceptance of the Company’s current products and services and planned offerings, competition from existing online and retail offerings or new offerings that may emerge, impacts from strategic changes to the Company’s business on its net sales, revenues, income from continuing operations, or other results of operations, the Company’s ability to attract new users and customers, increase the rate of subscription renewals, and slow the rate of user attrition, the Company’s ability to retain or obtain intellectual property rights, the Company’s ability to adequately support future growth, the Company’s ability to comply with user data privacy laws and other current or anticipated legal requirements, and the Company’s ability to attract and retain key personnel to manage its business effectively. These risks, uncertainties and other factors are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. These risks, uncertainties and other factors are, in some cases, beyond our control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

Crescendo Communications, LLC

212-671-1020

SGN@crescendo-ir.com

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